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                                                                    Exhibit 99.1

                       INCARA PHARMACEUTICALS CORPORATION

                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                  (Dollars in thousands, except per share data)

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                                                                                                March 31, 2002
                                                                                ----------------------------------------------
                                                                                                Pro Forma          Pro Forma
                                                                                   Actual      Adjustments        As Adjusted
                                                                                -----------   -------------      -------------
                                                            ASSETS

Current assets:
      Cash and cash equivalents                                                  $   1,503     $   2,980 /(a)/     $   4,483
      Accounts receivable from Incara Development                                      385                               385
      Prepaids and other current assets                                                233                               233
                                                                                 ---------     ---------           ---------
            Total current assets                                                     2,121         2,980               5,101

Property and equipment, net                                                          1,378                             1,378
Other assets                                                                           356                               356
                                                                                 ---------     ---------           ---------
                                                                                 $   3,855     $   2,980           $   6,835
                                                                                 =========     =========           =========

                                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable                                                           $   1,078           $ -           $   1,078
      Accrued expenses                                                                 301                               301
      Accumulated losses of Incara Development in excess of investment                 329                               329
      Current portion of capital lease obligations                                      30                                30
      Current portion of notes payable                                                 136                               136
                                                                                 ---------     ---------           ---------
            Total current liabilities                                                1,874             -               1,874

Long-term portion of notes payable                                                     361             -                 361

Stockholders' equity:
      Preferred stock, $.01 par value per share, 3,000,000 shares authorized:
          Series C convertible exchangeable preferred stock, 20,000
              shares authorized; 12,015 issued and outstanding
              (liquidation value of $13,103)                                             1                                 1
          Series B convertible preferred stock, 600,000 shares
              authorized; 87,340 and 503,544 shares issued and
              outstanding on an actual and pro forma basis, respectively                 1             4 /(a)/             5
      Common stock, $.001 par value per share, 80,000,000 shares
          authorized, 13,246,158 shares issued and outstanding                          13                                13
      Additional paid-in capital                                                   114,499         2,976 /(a)/       117,475
      Restricted stock                                                                 (56)                              (56)
      Accumulated deficit                                                         (112,838)                         (112,838)
                                                                                 ---------     ---------           ---------
            Total stockholders' equity                                               1,620         2,980               4,600
                                                                                 ---------     ---------           ---------
                                                                                 $   3,855     $   2,980           $   6,835
                                                                                 =========     =========           =========
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/(a)/ Reflects the purchase of $3,000 of Series B preferred stock by Elan in May
2002, net of $20 of offering expenses.